Exhibit 99.8(u)(i)

AMENDMENT No. 1 to

PARTICIPATION AGREEMENT

This Amendment No. 1, dated as of November 1, 2019 (“Amendment No. 1”), to the Agreement (as defined herein) is by and among Vanguard Variable Insurance Fund, The Vanguard Group, Inc., Vanguard Marketing Corporation and Protective Life Insurance Company (each a Party, and collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Participation Agreement, dated as of April 1, 2017, as amended to date (the “Agreement”).

WHEREAS, the Parties deem it necessary and desirable to amend the Agreement to reflect the current understanding of the Parties with respect to the procedure for amending Schedule A and Schedule B to the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to modify and amend the Agreement as follows:

Section 11.11 of the Agreement is deleted in its entirety and replaced with the following:

“11.11      This Agreement, including any Schedule hereto, may be amended or modified only by written instrument, executed by duly authorized officers of each of the parties. Notwithstanding the foregoing, each of Schedule A and Schedule B hereto may be amended by the parties hereto by each such party executing such amended Schedule A or Schedule B, as relevant, and such amended Schedule A or Schedule B, as relevant, shall be effective on the date provided in such amendment and shall cease to be effective at the time a subsequent amended Schedule A or Schedule B, as relevant, becomes effective.”

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

This Amendment may be executed and delivered by each Party hereto in separate counterparts, each of which when so delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

This Amendment and the Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the provisions thereof governing choice of law.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 1 as of the date first set forth above.

VANGUARD VARIABLE INSURANCE FUND		PROTECTIVE LIFE INSURANCE COMPANY

By:	/s/Michael Drayo	By:	/s/Wade Harrison
Name:	Michael Drayo	Name:	Wade Harrison
Title:	Assistant Secretary	Title:	SVP Chief Product Actuary

Protective Life Insurance Company

Amendment to Participation Agreement 0457741

THE VANGUARD GROUP, INC.		VANGUARD MARKETING CORPORATION

By:	/s/Matthew Thomas	By:	/s/Matthew Thomas
Name:	Matthew Thomas	Name:	Matthew Thomas
Title:	FAS Department Head	Title:	FAS Department Head

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

(Updated and effective as of November 1, 2019)

Name of Separate account	Date Established	Contracts Funded by Separate Account
Protective Variable Life Separate Account	February 22, 1995	Premiere III, Strategic Objectives VUL II

This Schedule A to the Participation Agreement dated April 1, 2017 is updated and effective as of November 1, 2019 and replaces all prior versions of this Schedule.

VANGUARD VARIABLE INSURANCE FUND		PROTECTIVE LIFE INSURANCE COMPANY

By:	/s/Michael Drayo	By:	/s/Wade Harrison
Name:	Michael Drayo	Name:	Wade Harrison
Title:	Assistant Secretary	Title:	SVP Chief Product Actuary

THE VANGUARD GROUP, INC.		VANGUARD MARKETING CORPORATION

By:	/s/Matthew Thomas	By:	/s/Matthew Thomas
Name:	Matthew Thomas	Name:	Matthew Thomas
Title:	FAS Department Head	Title:	FAS Department Head

SCHEDULE B

PORTFOLIOS

(Updated and effective as of November 1, 2019)

The following Portfolios of the Vanguard Variable Insurance Fund shall be made available as investments underlying the Variable Insurance Products, subject to the limitations set forth in Section 2.13(c) hereof:

Money Market Portfolio

Total Bond Market Index Portfolio

High-Yield Bond Portfolio

Short-Term Investment Grade Portfolio

Balanced Portfolio

Diversified Value Portfolio

Equity Income Portfolio

Equity Index Portfolio

Growth Portfolio

Mid-Cap Index Portfolio

REIT Index Portfolio

Small Company Growth Portfolio

International Portfolio

Total Stock Market Index Portfolio

Capital Growth Portfolio

Conservative Allocation Portfolio

Moderate Allocation Portfolio

This Schedule B to the Participation Agreement dated April 1, 2017 is updated and effective as of November 1, 2019 and replaces all prior versions of this Schedule.

VANGUARD VARIABLE INSURANCE FUND		PROTECTIVE LIFE INSURANCE COMPANY

By:	/s/Michael Drayo	By:	/s/Wade Harrison
Name:	Michael Drayo	Name:	Wade Harrison
Title:	Assistant Secretary	Title:	SVP Chief Product Actuary

THE VANGUARD GROUP, INC.		VANGUARD MARKETING CORPORATION

By:	/s/Matthew Thomas	By:	/s/Matthew Thomas
Name:	Matthew Thomas	Name:	Matthew Thomas
Title:	FAS Department Head	Title:	FAS Department Head